Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Video Display Corporation
Tucker, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-15337 and No. 333-138076) of Video Display Corporation of our report dated May 26, 2006, except Note 21, as to which date is June 9, 2006, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K, for the year ended February 28, 2006.
/s/ Tauber & Balser, P.C.
Atlanta, Georgia
June 12, 2007